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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 2005, except for Notes 3 and 13, as to which the date is September 1, 2005, relating to the financial statements and financial statement schedule of Allied Healthcare Products, Inc., which appears in Allied Healthcare Products, Inc.'s Form 10-K Annual Report for the year ended June 30, 2005.

s/ RubinBrown LLP

St. Louis, Missouri
March 6, 2006